UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 30, 2008
Date of Report
(Date of earliest event reported)

SYNTHETECH, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-12992	84-0845771
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1290 Industrial Way, P.O. Box 646, Albany Oregon 97321
(Address of principal executive offices) (Zip Code)

(541) 967-6575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Synthetech, Inc. Board of Directors has appointed Dr. Frederic Farkas as Synthetech's Director of Manufacturing, effective October 1, 2008.  Since May 2008, Dr. Farkas has provided consulting services to Synthetech.

Prior to providing consulting services to Synthetech, Dr. Farkas, age 47, worked as Head of Production for Senn Chemicals AG from July 2006 to December 2007.  His experience previous to Senn Chemicals was as the Key Account Manager for Oncology for Merck AG from February 2005 to June 2006, and as the Key Account Neuroscience Specialist at Eli Lilly S.A. from January 2002 to January 2005.  Dr. Farkas earned a Bachelor of Science degree in Chemistry and a Doctor of Philosophy, Organic Chemistry, both from University Basel in Switzerland.

The press release announcing the management change involving Dr. Farkas is filed as an exhibit to this Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Synthetech, Inc. Press Release dated September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2008	By:	/s/ Gary Weber
Gary Weber
Vice President of Finance,
Chief Financial Officer